Exhibit 99.1

Enertopia Announces Filing of Patent Pending Hydrogen Technology

Kelowna, British Columbia--(Newsfile Corp. - April 4, 2025) - Enertopia Corporation (OTC: ENRT) and (CSE: ENRT) ("Enertopia'' or the "Company") an energy company focused on building shareholder value through a combination of our intellectual property patents in the green technology space, along with our Nevada lithium claims, is very pleased to provide the following Patent update.

SCALABLE AUTOMATED OXYHYDROGEN PRODUCTION, STORAGE, AND UTILIZATION SYSTEM

The Company is pleased to report the filing of our patent pending technology # 63/782/745 with the USPTO on April 3, 2025.

Over the past three years Enertopia has been working on developing an  Oxyhydrogen technology with the original creators of the system to advance what we believe is a fully integrated system for the production, storage, and use of the new gas system for in grid or off grid applications.

The system first creates the gas by utilizing electricity from the grid or by using solar PV energy that creates the hydrogen gas, by using either dry or wet plate electrolysis. One such stationary example is to use oxyhydrogen gas to run a propane refrigerator. Our demo showcases the process from start to finish; production of the gas, then showing our patent pending safety electronic flashback arrestor, patent pending sealed hydrogen burner system retro fit for the refrigerator, and finally the production of ice cubes using the new gas. The demonstration video can be seen at www.enertopia.com/technology/.

Our analysis shows oxyhydrogen gas can also be used to replace natural gas needs, as this system is scalable for residential, commercial and industrial applications. With the ability for the gas to be used right away, or compressed and stored on site for future use, the needs of the customer can be met in a variety of ways.

The Company believes in time our growing eco-friendly system of patented and patent pending clean energy solutions could provide the opportunity for not only that of self-contained off-grid systems, providing water, electricity, heating and cooling but also for areas where the cost of electricity and natural gas are becoming serious financial burdens for many households and businesses.

Current Problem: The steady cost of rising energy

Below, Fig 1 shows the relentless cost to the home Consumer (that's you!)

Fig 1 Cost of Residential Natural Gas

Below Fig 2 rising cost of propane

Fig 2 Residential Propane Pricing

Solution: Increasing supply of low cost Residential solar PV

Fig 3 below showing the dramatic installations of solar PV

Fig 3 USA Solar installations

● By 2034, U.S. solar capacity is expected to grow to 673 GW, enough to power more than 100 million homes.1

● More than half of all solar capacity in the United States was installed since 2020.

World Propane demand:

Propane Stats:

● In 2023, the global propane market size was $91.6 billion and is anticipated to grow to $117.2 billion by 2031.

● In 2022-2023, the US averaged 986,000 barrels of propane per day for heating during the winter.

● As of January 2024, 4.9% of US households use propane as their primary heating fuel.

1 Source: www.consultenergy.org/blog/propane-statistics/

The Enertopia Opportunity is clear:

We now have the technological capability to produce, store and utilize low cost solar PV, low cost produced onsite gas and water, not only in the USA but across thousands of communities underserved in the World today, due to little or no infrastructure. Our patented and patent pending technology now makes this possible for millions of potential customers at home and around the world.

CEO Statement

"We believe the synergies of our patented and patent pending technologies are the cornerstone of our corporate future success as we drive the Company forward in 2025 and beyond. The world is entering a new shift in the way energy is being created, transported and used. The old ways of massive coal or nuclear power plants are no longer needed as new resilient, clean energy and lower CAPEX systems can be in operation in the fraction of time and cost it takes to be in operation. It should be no surprise that Solar PV is the fastest growing clean energy of choice in our world today," stated CEO, Robert McAllister.

Source: www.iea.org/energy-system/renewables/

Below is the summary of our new patent pending Oxyhydrogen Patent disclosure

The system produces, stores, and utilizes Oxyhydrogen gas in scalable quantities for direct or indirect use in multiple applications where process automation and safety features provide continuous duty with a maximum level of safety and a minimum of maintenance.  The processed gas can be used in appliances, turbines, engines and generators, or equipment that requires a heat source.  The system is designed to use in both stationary and mobile applications as needed.

The Oxyhydrogen Gas generation or production process utilizes electrolysis. Power for this process can be provided directly from renewable energy, such as solar, wind, hydro etc. as DC power and off peak or excess grid capacity energy sources, that can be converted to DC power.  Power can be provided by Hertzian Grid Power and transformed to DC power. Power can also be provided by Scalar Power and non-Hertzian Power Sources. The system may utilize singular or multiple components in parallel throughout the process in order to maximize production levels.  In one embodiment, the system uses a proprietary electrolyte formula.

In an embodiment, the system generates Oxyhydrogen Gas using a generator/electrolyzer, a reservoir, a control module, a compression process, flash back arrestor with thermal indication, storage, safety release module, and a utilization burner module and/or a combustion module.  In an embodiment, there are additional sub-systems and their components that support production including distilled water, caustic solution, heat exchange, vacuum pump, and de-foamer.

For additional project details, please visit our website at https://enertopia.com/technology/.

About Enertopia

Defines itself as an Energy Solutions Company focused on modern technology through a combination of our intellectual property patents in green technologies to build shareholder value.

Enertopia shares are quoted in the United States and Canada under ticker symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President, at 1-888-ENRT201.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mineral exploration or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the Rainmaker patent and the Energy Management System patent or Heat Extractor patent will have a positive impact on Enertopia. There can be no assurance that the pending patents for the oxyhydrogen system will be issued and if issued will have any positive effect on the Company. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The OTC Markets and the CSE have not reviewed and does not accept responsibility for the adequacy or accuracy of this release.